Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed statements of operations have been prepared to give effect to the acquisition by Proginet of certain assets and the business of Blockade Systems Corp.  using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined condensed financial statements.

The tables that follow present unaudited pro forma combined condensed financial statements for Proginet Corporation and Blockade Systems Corp. for the six months ended January 31, 2005 and for the year ended July 31, 2004 as if the acquisition had been completed on August 1, 2003. As Proginet and Blockade have different fiscal year ends, the period from July 1 – December 31, 2004 was utilized for Blockade for purposes of the unaudited pro forma condensed consolidated financial statements for the six month period and the period from August 1, 2003 – September 30, 2004 was utilized for the twelve month period.   The period from January 10, 2005 through January 31, 2005 are included in the operation of Proginet Corporation for the six months ended January 31, 2005 as these effects were deemed immaterial.

A pro forma balance sheet as of  January 31, 2005 is not presented within since our January 31, 2005  balance sheet, as previously filed with the Securities and Exchange Commission on report Form 10-Q for the quarter ended January 31, 2005, reflects the acquisition of Blockade.

The pro forma information is based upon the historical financial statements of Proginet and Blockade and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma combined condensed financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations of Proginet that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the financial position of Proginet at any future date or the results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined condensed statements of operations for synergistic benefits or cost savings that may be realized through the combination of Proginet and Blockade or costs that may be incurred in integrating their operations. The unaudited pro forma combined condensed financial information should be read in conjunction with the historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations of Proginet, which are included in its annual report on Form 10-KSB and subsequently filed quarterly reports on Form 10-QSB, which are incorporated by reference, and the historical financial statements and related notes of Blockade that are included in this Form 8-K/A.

PROGINET CORPORATION
Unaudited Pro Forma Combined Condensed Statement of Operations

	Historical
	Proginet Corporation 6 months ended January 31, 2005	Blockade Corporation 6 months ended December 31, 2004	Pro Forma Adjustments		Pro Forma Combined

Revenues

Software licenses	$1,868,064	$158,286	$		$2,026,350
Software maintenance fees and other	2,053,465	1,001,708	(100,212	)(B)	2,954,961
Professional services	169,788	69,065			238,853
	4,091,317	1,229,059	(100,212)		5,220,164

Operating expense
Cost of software licenses	830,790	75,033	270,085	(A)	1,175,908
Cost of maintenance fees and other	385,157	258,688			643,845
Cost of professional services	63,335	165,021			228,356
Commissions	651,058	8,532			659,590
Research and development	4,326	405,216			409,542
Selling and marketing	1,086,429	308,102			1,394,531
General and administrative	984,758	525,163			1,509,921
	4,005,853	1,745,755	270,085		6,021,693

Income (loss) from operations	85,464	(516,696)	(370,297)		(801,529)
Other income (expense)
Interest expense	—	(707,608)	682,400	(C)	(25,208)
Other income	2,439	—	—		2,439
	2,439	(707,608)	682,400		(22,769)

Net income (loss)	$87,903	$(1,224,304)	$		$(824,298)

Basic income (loss) per common share	$0.01				$(.0.06)

Diluted income (loss) per common share	$0.01				$

Weighted average common shares outstanding - basic	13,547,823				13,547,823

Weighted average common shares outstanding - diluted	14,357,071				13,547,823

	Historical
	Proginet Corporation 12 months ended July 31, 2004	Blockade Corporation 12 months ended September 31, 2004	Pro Forma Adjustments		Pro Forma Combined

Revenues

Software licenses	$2,319,702	$970,514	$		$3,290,216
Software maintenance fees and other	3,950,264	1,759,504	(200,424	)(B)	5,509,344
Professional services	31,852	176,033			207,885
	6,301,818	2,906,051	(200,424)		9,007,445

Operating expense
Cost of software licenses	1,486,744	362,824	540,170	(A)	2,389,738
Cost of maintenance fees and other	759,694	599,123			1,358,817
Cost of professional services	4,577	315,773			320,350
Commissions	952,967	54,312			1,007,279
Research and development	126,726	743,991			870,717
Selling and marketing	1,365,223	883,146			2,248,369
General and administrative	2,091,478	1,240,874			3,332,352
	6,787,409	4,200,043	540,170		11,527,622

Income (loss) from operations	(485,591)	(1,293,992)	(740,594)		(2,520,177)

Other income (expense)
Interest expense	—	(1,769,535)	1,723,702	(C)	(45,833)
Other income	2,964	114,107	—		117,071
	2,964	(1,655,428)	1,723,702		71,238

Net income (loss)	$(482,627)	$(2,949,420)	$983,108		$(2,448,939)

Basic and diluted income (loss) per common share	$(.04)				$(0.19)

Weighted average common shares outstanding – basic and diluted	13,152,972				13,152,972

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined condensed statements of operations for the twelve months ended July 31, 2004 and the six months ended January 31, 2005 have been prepared as if the acquisition had been completed as of the beginning of the periods presented and reflects the following pro forma adjustments:

(A)      Reflects incremental amortization of intangible assess arising from the acquisition.  Incremental intangible assets consist of purchased software and customer relationships, which are being amortized on a straight line basis over 5 years.

(B)        Reflects the fair value adjustment to acquired deferred revenue.

(C)        Reflects the elimination of interest expense paid on debenture by Blockade, net of an increase in interest expense from an increase in debt by Proginet to finance the acquisition.